Exhibit 99.1

Heritage Commerce Corp Earns a Record $14.0 Million for the Fourth Quarter of 2021, and a Record $47.7 Million for 2021

San Jose, CA — January 27, 2022 — Heritage Commerce Corp (Nasdaq: HTBK), the holding company (the “Company”) for Heritage Bank of Commerce (the “Bank”), today announced fourth quarter 2021 net income of $14.0 million, or $0.23 per average diluted common share, compared to $11.6 million, or $0.19 per average diluted common share, for the fourth quarter of 2020, and $13.7 million, or $0.23 per average diluted common share, for the third quarter of 2021. For the year ended December 31, 2021, net income was $47.7 million, or $0.79 per average diluted common share, an increase of 35% as compared to $35.3 million, or $0.59 per average diluted common share, for the year ended December 31, 2020. Earnings for the year ended December 31, 2021 included a pre-tax $4.0 million reserve for litigation expense that was recorded during the second quarter of 2021. Earnings for the year end December 31, 2020, were impacted by the effect of a $13.2 million pre-tax provision for potential credit losses on loans, incorporating the forecasted effects on economic activity from the Coronavirus pandemic, and $2.6 million of pre-tax merger-related costs. All results are unaudited.

“The fourth quarter of 2021 results capped a stellar year for our Company which delivered record earnings for both the fourth quarter and for the full year of 2021. Net income for the fourth quarter of 2021 increased 20% over the fourth quarter a year ago, supported by 11% growth in net interest income, a return on average tangible equity of 13.50%, a return on average tangible assets of 1.00%, and an improving efficiency ratio of 54.32%. Earnings for the full year of 2021 increased 35% to a record $47.7 million,” said Walter Kaczmarek, President and Chief Executive Officer. “We ended the year with $5.5 billion in total assets. Our loan portfolio grew 18% from a year ago to $3.09 billion, reflecting growth in commercial loans, both owner occupied and non-owner occupied commercial real estate (“CRE”) loans, multifamily loans, and from the purchase of residential mortgage loans. Total deposits grew 22% to $4.76 billion year-over-year, with noninterest-bearing deposits representing 40% of total deposits at year end. Growth in total deposits has been consistently robust over the past several quarters, and we expect to leverage our excess liquidity in the coming quarters to increase interest income.”

“Credit metrics were also sound at year end. Nonperforming assets (“NPAs”) decreased 52% in the fourth quarter of 2021 from a year ago, and were down 21% from the preceding quarter. Despite taking a negative provision for credit losses on loans of $615,000 during the fourth quarter of 2021, the allowance for credit losses on loans (“ACLL”) to total loans remained solid at 1.40%, and the ACLL to total nonperforming loans was 1,158.11%, at December 31, 2021,” said Mr. Kaczmarek. “Although COVID-19 continues to pose a challenge to businesses and communities in our markets, our staff and this Bank remain prepared and dedicated to helping our clients navigate pandemic-related disruptions and continue to benefit from improving economic conditions in 2022.”

Fourth Quarter Ended December 31, 2021

Operating Results, Balance Sheet Review, Capital Management, and Credit Quality

(as of, or for the periods ended December 31, 2021, compared to December 31, 2020, and September 30, 2021, except as noted):

Operating Results:

♦	Diluted earnings per share were $0.23 for the fourth quarter of 2021, compared to $0.19 for the fourth quarter of 2020, and $0.23 for the third quarter of 2021. Diluted earnings per share were $0.79 for the year ended December 31, 2021, compared to $0.59 for the year ended December 31, 2020.

♦	The following table indicates the ratios for the return on average tangible assets and the return on average tangible equity for the periods indicated:

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(unaudited)	2021	2021	2020	2021	2020
Return on average tangible assets	1.00%	1.10%	1.02%	0.96%	0.83%
Return on average tangible equity	13.50%	13.49%	11.75%	11.86%	9.04%

♦	Net interest income, before provision for credit losses on loans, increased 11% to $38.1 million for the fourth quarter of 2021, compared to $34.2 million for the fourth quarter of 2020, primarily due to higher average balances of loans, investment securities, and overnight funds, and an increase in the accretion of the loan purchase discount into interest income from acquired loans. Net interest income remained relatively flat compared to $38.2 million for the third quarter of 2021.

●	For the year ended December 31, 2021, net interest income, before provision for credit losses on loans, increased 3% to $146.1 million, compared to $141.9 million for the year ended December 31, 2020, primarily due to higher interest and fees recognized on Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans, higher loan prepayment fees, an increase in the accretion of the loan purchase discount into interest income from acquired loans, and lower costs of deposits, partially offset by decreases in the prime rate and decreases in yields on investment securities and overnight funds. There were higher fees recognized into income on PPP loans for the year ended December 31, 2021, compared to the year ended December 31, 2020, primarily as of a result of accelerated forgiveness of the PPP loans by the SBA.

●	The fully tax equivalent (“FTE”) net interest margin contracted 31 basis points to 2.84% for the fourth quarter of 2021, from 3.15% for the fourth quarter of 2020, primarily due to a shift in the mix of earning assets toward lower yielding shorter term investments, partially offset by a decline in the cost of interest-bearing liabilities. The FTE net interest margin contracted 34 basis points for the fourth quarter of 2021 from 3.18% for the third quarter of 2021, primarily due to a decrease in the accretion of the loan purchase discount into interest income from acquired loans, lower loan prepayment fees, lower interest and fees on PPP loans, and a shift in the mix of earning assets toward lower yielding shorter term investments.

●	For the year ended December 31, 2021, the FTE net interest margin contracted 45 basis points to 3.05%, compared to 3.50% for the year ended December 31, 2020, primarily due to declines in the average yields on loans, investment securities, and overnight funds, and a shift in the mix of earning assets toward lower yielding shorter term investments, partially offset by an increase in the accretion of the loan purchase discount into interest income from acquired loans, higher interest and fee income from PPP loans, higher loan prepayment fees, and lower costs of deposits.

♦	The following tables present the average balance of loans outstanding, interest income, and the average yield for the periods indicated:
●	The average yield on the total loan portfolio was 4.93% for both the fourth quarter of 2021 and the fourth quarter of 2020, as the benefit from higher fees on PPP loans, higher loan prepayment fees, and an increase in the accretion of the loan purchase discount into interest income from acquired loans, was offset by a decline in the core bank and asset-based lending average yield. There were higher fees recognized into income on PPP loans for the quarter ended December 31, 2021, compared to the quarter ended December 31, 2020, primarily as of a result of accelerated forgiveness of the PPP loans by the SBA.

	For the Quarter Ended			For the Quarter Ended
	December 31, 2021			December 31, 2020
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$2,496,026	$27,167	4.32%	$2,256,944	$26,091	4.60%
Prepayment fees	—	397	0.06%	—	257	0.05%
SBA PPP loans	127,592	318	0.99%	313,335	787	1.00%
PPP fees, net	—	2,211	6.87%	—	1,935	2.46%
Bay View Funding factored receivables	62,571	3,248	20.59%	50,720	2,856	22.40%
Purchased residential mortgages	188,731	1,437	3.02%	24,955	118	1.88%
Purchased CRE loans	8,929	69	3.07%	20,854	176	3.36%
Loan fair value mark / accretion	(7,728)	915	0.15%	(12,017)	687	0.12%
Total loans (includes loans held-for-sale)	$2,876,121	$35,762	4.93%	$2,654,791	$32,907	4.93%

●	The average yield on the total loan portfolio decreased to 4.93% for the fourth quarter of 2021, compared to 5.18% for the third quarter of 2021, primarily due to lower loan prepayment fees, and a decrease in the accretion of the loan purchase discount into interest income from acquired loans.

	For the Quarter Ended			For the Quarter Ended
	December 31, 2021			September 30, 2021
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$2,496,026	$27,167	4.32%	$2,361,442	$26,062	4.38%
Prepayment fees	—	397	0.06%	—	1,282	0.22%
SBA PPP loans	127,592	318	0.99%	218,098	548	1.00%
PPP fees, net	—	2,211	6.87%	—	2,508	4.56%
Bay View Funding factored receivables	62,571	3,248	20.59%	50,674	2,815	22.04%
Purchased residential mortgages	188,731	1,437	3.02%	141,073	1,019	2.87%
Purchased CRE loans	8,929	69	3.07%	9,177	91	3.93%
Loan fair value mark / accretion	(7,728)	915	0.15%	(8,923)	1,882	0.32%
Total loans (includes loans held-for-sale)	$2,876,121	$35,762	4.93%	$2,771,541	$36,207	5.18%

●	The average yield on the total loan portfolio decreased to 5.03% for the year ended December 31, 2021, compared to 5.06% for the year ended December 31, 2020, primarily due to a decline in the average yield on core bank loans, and increases in the average balances of lower yielding purchased residential mortgages, partially offset by increases in interest and fees on PPP loans, higher loan prepayment fees, and an increase in the accretion of the loan purchase discount into interest income from acquired loans. There were higher fees recognized into income on PPP loans for the year ended December 31, 2021, compared to the year ended December 31, 2020, primarily as of a result of accelerated forgiveness of the PPP loans by the SBA.

	For the Year Ended			For the Year Ended
	December 31, 2021			December 31, 2020
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$2,344,841	$103,796	4.43%	$2,327,624	$109,531	4.71%
Prepayment fees	—	2,700	0.12%	—	1,121	0.05%
SBA PPP loans	249,253	2,481	1.00%	218,391	2,185	1.00%
PPP fees, net	—	9,995	4.01%	—	3,877	1.78%
Bay View Funding factored receivables	52,618	11,485	21.83%	45,765	10,727	23.44%
Purchased residential mortgages	116,890	3,555	3.04%	29,648	725	2.45%
Purchased CRE loans	12,436	441	3.55%	24,072	831	3.45%
Loan fair value mark / accretion	(9,717)	4,791	0.20%	(14,005)	4,172	0.18%
Total loans (includes loans held-for-sale)	$2,766,321	$139,244	5.03%	$2,631,495	$133,169	5.06%

●	In aggregate, the original total net purchase discount on loans from the Focus Business Bank, Tri-Valley Bank, United American Bank, and Presidio Bank loan portfolios was $25.2 million. In aggregate, the remaining net purchase discount on total loans acquired was $7.3 million at December 31, 2021.

♦	The average cost of total deposits was 0.10% for the fourth and third quarters of 2021, compared to 0.14% for the fourth quarter of 2020. The average cost of total deposits was 0.11% for the year ended December 31, 2021, compared to 0.17% for the year ended December 31, 2020.

♦	During the fourth quarter of 2021, there was a $615,000 negative provision for credit losses on loans, primarily due to recoveries on previously charged-off loans, compared to a $1.3 million negative provision for credit losses on loans taken in the fourth quarter of 2020, and a $514,000 negative provision for credit losses on loans for the third quarter of 2021. There was a $3.1 million negative provision for credit losses on loans for the year ended December 31, 2021, compared to a $13.2 million provision for credit losses on loans for year ended December 31, 2020.

●	The higher provision for credit losses on loans for the year ended December 31, 2020 was driven primarily by a significantly deteriorating economic outlook resulting from the Coronavirus pandemic. Ongoing impacts of the current expected credit losses (“CECL”) methodology will be dependent upon changes in economic conditions and forecasts, originated and acquired loan portfolio composition, portfolio duration, and other factors.

♦	Total noninterest income increased to $2.8 million for the fourth quarter of 2021, compared to $2.1 million for the fourth quarter of 2020, and $2.4 million for the third quarter of 2021, primarily due to higher termination fees at Bay View Funding, a subsidiary of the Bank.

●	For the year ended December 31, 2021, total noninterest income decreased to $9.7 million, compared to $9.9 million for the year ended December 31, 2020, primarily due to lower service charges and fees on deposits and servicing income during 2021, and a $791,000 gain on disposition of foreclosed assets, a $449,000 gain on warrants, and a $277,000 gain on the sale of securities during 2020. These decreases were partially offset by a higher gain on sales of SBA loans, higher termination fees at Bay View Funding, and a $676,000 gain on proceeds for company owned life insurance during 2021.

♦	Total noninterest expense for the fourth quarter of 2021 increased to $22.2 million, compared to $21.6 million for the fourth quarter of 2020, primarily due to higher salaries and employee benefits during the fourth quarter of 2021. Noninterest expense for the fourth quarter of 2021 increased from $21.8 million for the third quarter of 2021, primarily due to higher salaries and employee benefits during the fourth quarter of 2021

●	Noninterest expense for the year ended December 31, 2021 increased to $93.1 million, compared to $89.5 million for the year ended December 31, 2020, primarily due to a $4.0 million reserve for a litigation matter that settled in the second quarter of 2021.
●	The following table reflects pre-tax merger-related costs resulting from the merger with Presidio Bank for the periods indicated:

	For the Quarter Ended			For the Year Ended
MERGER-RELATED COSTS	December 31,	September 30,	December 31,	December 31,	December 31,
(in $000’s, unaudited)	2021	2021	2020	2021	2020
Salaries and employee benefits	$—	$—	$—	$—	$356
Other	—	(7)	101	27	2,245
Total merger-related costs	$—	$(7)	$101	$27	$2,601

●	Full time equivalent employees were 326 at December 31, 2021, and 331 at December 31, 2020, and 325 at September 30, 2021.

♦	The efficiency ratio was 54.32% for the fourth quarter of 2021, compared to 59.45% for the fourth quarter of 2020, and 53.78% for the third quarter of 2021. The efficiency ratio for year ended December 31, 2021 was 59.74%, compared to 58.96% for the year ended December 31, 2020.

♦	Income tax expense was $5.3 million for the fourth quarter of 2021, compared to $4.4 million for the fourth quarter of 2020, and $5.6 million the third quarter of 2021. The effective tax rate for the fourth quarter of 2021 was 27.7%, compared to 27.6% for the fourth quarter of 2020, and 28.8% for the third quarter of 2021. Income tax expense for the year ended December 31, 2021 was $18.2 million, compared to $13.8 million for the year ended December 31, 2020. The effective tax rate for the year ended December 31, 2021 was 27.6%, compared to 28.1% for the year ended December 31, 2020.

♦	The difference in the effective tax rate for the periods reported compared to the combined Federal and state statutory tax rate of 29.6% is primarily the result of the Company’s investment in life insurance policies whose earnings are not subject to taxes, tax credits related to investments in low-income housing limited partnerships (net of low-income housing investment losses), and tax-exempt interest income earned on municipal bonds.

Balance Sheet Review, Capital Management and Credit Quality:

♦Total assets increased 19% to $5.499 billion at December 31, 2021, compared to $4.634 billion at December 31, 2020, and increased 1% from $5.463 billion at September 30, 2021.

♦	Securities available-for-sale, at fair value, totaled $102.3 million at December 31, 2021, compared to $235.8 million at December 31, 2020, and $121.0 million at September 30, 2021. At December 31, 2021, the Company’s securities available-for-sale portfolio was entirely comprised of agency mortgage-backed securities (all issued by U.S. Government sponsored entities). The pre-tax unrealized gain on securities available-for-sale at December 31, 2021 was $2.9 million, compared to a pre-tax unrealized gain on securities available-for-sale of $5.8 million at December 31, 2020, and a pre-tax unrealized gain on securities available-

for-sale of $4.0 million at September 30, 2021. All other factors remaining the same, when market interest rates are increasing, the Company will experience a lower unrealized gain (or a higher unrealized loss) on the securities portfolio.

♦	At December 31, 2021, securities held-to-maturity, at amortized cost, totaled $658.4 million, compared to $297.4 million at December 31, 2020, and $537.3 million at September 30, 2021. At December 31, 2021, the Company’s securities held-to-maturity portfolio was comprised of $607.4 million of agency mortgage-backed securities, and $51.0 million of tax-exempt municipal bonds. During the fourth quarter of 2021, the Company purchased $151.7 million of agency mortgage-backed securities (securities held-to-maturity), with a book yield of 1.71% and an average life of 6.01 years. During 2021, the Company purchased $474.2 million of agency mortgage-backed securities (securities held-to-maturity), with a book yield of 1.56% and an average life of 5.78 years.
♦	The loan portfolio remains well-diversified as reflected in the following table which summarizes the distribution of loans, excluding loans held-for-sale, and the percentage of distribution in each category for the periods indicated:

LOANS	December 31, 2021		September 30, 2021		December 31, 2020
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Commercial	$594,108	19%	$578,944	20%	$555,707	21%
Paycheck Protection Program Loans	88,726	3%	164,506	6%	290,679	11%
Real estate:
CRE - owner occupied	595,934	19%	580,624	20%	560,362	21%
CRE - non-owner occupied	902,326	29%	829,022	29%	693,103	27%
Land and construction	147,855	5%	141,277	5%	144,594	6%
Home equity	109,579	4%	106,690	4%	111,885	4%
Multifamily	218,856	7%	205,952	7%	166,425	6%
Residential mortgages	416,660	13%	211,467	8%	85,116	3%
Consumer and other	16,744	1%	20,106	1%	18,116	1%
Total Loans	3,090,788	100%	2,838,588	100%	2,625,987	100%
Deferred loan costs (fees), net	(3,462)	—	(5,729)	—	(6,726)	—
Loans, net of deferred costs and fees	$3,087,326	100%	$2,832,859	100%	$2,619,261	100%

●	Loans, excluding loans held-for-sale, increased $468.1 million, or 18%, to $3.087 billion at December 31, 2021, compared to $2.619 billion at December 31, 2020, and increased $254.5 million, or 9%, from $2.833 billion at September 30, 2021. Total loans at December 31, 2021 included $88.7 million of PPP loans, compared to $290.7 million at December 31, 2020 and $164.5 million at September 30, 2021. Total loans at December 31, 2021 included $416.7 million of residential mortgages, compared to $85.1 million at December 31, 2020, and $211.5 million at September 30, 2021.

●	Loans, excluding loans held-for-sale and PPP loans, increased $666.0 million, or 29%, to $3.001 billion at December 31, 2021, compared to $2.335 billion at December 31, 2020, and increased $328.0 million, or 12%, from $2.673 billion at September 30, 2021. Loans, excluding loans held-for-sale, PPP loans and residential mortgages, increased $334.6 million, or 15%, to $2.584 billion at December 31, 2021, compared to $2.250 billion at December 31, 2020, and increased $122.8 million, or 5%, from $2.461 billion at September 30, 2021.

●	In response to economic stimulus laws passed by Congress in 2020 and 2021, the Bank funded two rounds of PPP loans. At December 31, 2021, after accounting for loan payoffs and SBA loan forgiveness, “Round 1” PPP loans were $1.7 million and “Round 2” PPP loans were $87.0 million. In total, the Bank had $88.7 million in outstanding PPP loan balances at December 31, 2021. The following table shows interest income, fee income and deferred origination costs generated by the PPP loans, outstanding PPP loan balances and related deferred fees and costs for the periods indicated:

	At or For the Quarter Ended:			At or For the Year Ended:
PPP LOANS	December 31,	September 30,	December 31,	December 31,	December 31,
(in $000’s, unaudited)	2021	2021	2020	2021	2020
Interest income	$318	$548	$787	$2,481	$2,185
Fee income, net	2,211	2,508	1,935	9,995	3,877
Total	$2,529	$3,056	$2,722	$12,476	$6,062

PPP loans outstanding at period end:
Round 1	$1,717	$5,795	$290,679	$1,717	$290,679
Round 2	87,009	158,711	—	87,009	—
Total	$88,726	$164,506	$290,679	$88,726	$290,679

Deferred fees outstanding at period end	$(2,342)	$(4,831)	$(6,819)	$(2,342)	$(6,819)
Deferred costs outstanding at period end	189	461	783	189	783
Total	$(2,153)	$(4,370)	$(6,036)	$(2,153)	$(6,036)

●	During the fourth quarter of 2021, the Company purchased single family residential mortgage loans totaling $223.8 million, tied to homes all located in California, with average principal balances of approximately $1.1 million, and a weighted average yield of approximately 3.01% (net of servicing fees). During the year ended December 31, 2021, the Company purchased single family residential mortgage loans totaling $405.8 million, tied to homes all located in California, with average principal balances of approximately $853,000, and a weighted average yield of approximately 3.14% (net of servicing fees). Purchases of residential loans have been an attractive alternative for replacing mortgage-backed security paydowns in the investment securities portfolio.

●	Commercial and industrial (“C&I”) line utilization increased to 31% at December 31, 2021, compared to 28% at December 31, 2020, and 27% at September 30, 2021.

●	At December 31, 2021, 40% of the CRE loan portfolio was secured by owner-occupied real estate.

●	At December 31, 2021, approximately 38% of the Company’s loan portfolio consisted of floating interest rate loans, compared to approximately 42% at both December 31, 2020 and September 30, 2021.

♦	The following table summarizes the allowance for credit losses on loans for the periods indicated:

	For the Quarter Ended			For the Year Ended
ALLOWANCE FOR CREDIT LOSSES ON LOANS	December 31,	September 30,	December 31,	December 31,	December 31,
(in $000’s, unaudited)	2021	2021	2020	2021	2020
Balance at beginning of period	$43,680	$43,956	$45,422	$44,400	$23,285
Charge-offs during the period	(87)	(65)	(144)	(520)	(1,880)
Recoveries during the period	312	303	470	2,544	1,192
Net recoveries (charge-offs) during the period	225	238	326	2,024	(688)
Impact of adopting Topic 326	—	—	—	—	8,570
Provision for (recapture of) credit losses on loans during the period	(615)	(514)	(1,348)	(3,134)	13,233
Balance at end of period	$43,290	$43,680	$44,400	$43,290	$44,400

Total loans, net of deferred fees	$3,087,326	$2,832,859	$2,619,261	$3,087,326	$2,619,261
Total nonperforming loans	$3,738	$4,733	$7,869	$3,738	$7,869
Allowance for credit losses on loans ("ACLL") to total loans	1.40%	1.54%	1.70%	1.40%	1.70%
ACLL to total nonperforming loans	1,158.11%	922.88%	564.24%	1,158.11%	564.24%

●	The ACLL was 1.40% of total loans at December 31, 2021 while the ACLL to total nonperforming loans was 1,158.11%. The ACLL was 1.70% of total loans and the ACLL to nonperforming loans was 564.24% at December 31, 2020. The ACLL was 1.54% of total loans and the ACLL to total nonperforming loans was 922.88% at September 30, 2021. The ACLL to total loans, excluding PPP loans, was 1.44 % at December 31, 2021, 1.91% at December 31, 2020 and 1.63% at September 30, 2021.

●	The following table shows the drivers of change in ACLL under CECL for each of the first four quarters of 2021:

DRIVERS OF CHANGE IN ACLL UNDER CECL
(in $000’s, unaudited)
ACLL at December 31, 2020	$44,400
Net recoveries during the first quarter of 2021	1,408
Portfolio changes during the first quarter of 2021	313
Qualitative and quantitative changes during the first
quarter of 2021 including changes in economic forecasts	(1,825)
ACLL at March 31, 2021	44,296
Net recoveries during the second quarter of 2021	153
Portfolio changes during the second quarter of 2021	2,153
Qualitative and quantitative changes during the second
quarter of 2021 including changes in economic forecasts	(2,646)
ACLL at June 30, 2021	43,956
Net recoveries during the third quarter of 2021	238
Portfolio changes during the third quarter of 2021	2,485
Qualitative and quantitative changes during the third
quarter of 2021 including changes in economic forecasts	(2,999)
ACLL at September 30, 2021	43,680
Net recoveries during the fourth quarter of 2021	225
Portfolio changes during the fourth quarter of 2021	3,786
Qualitative and quantitative changes during the fourth
quarter of 2021 including changes in economic forecasts	(4,401)
ACLL at December 31, 2021	$43,290

●	Net recoveries totaled $225,000 for the fourth quarter of 2021, compared to net recoveries of $326,000 for the fourth quarter of 2020, and net recoveries of $238,000 for the third quarter of 2021.
●	The following is a breakout of NPAs at the periods indicated:

	End of Period:
NONPERFORMING ASSETS	December 31, 2021		September 30, 2021		December 31, 2020
(in $000’s, unaudited)	Balance	% of Total	Balance	% of Total	Balance	% of Total
CRE loans	$2,254	60%	$2,260	48%	$3,706	47%
Commercial loans	1,122	30%	1,330	28%	2,726	35%
Restructured and loans over 90 days past due and still accruing	278	8%	642	13%	81	1%
Home equity loans	84	2%	94	2%	949	12%
Consumer and other loans	—	—%	407	9%	407	5%
Total nonperforming assets	$3,738	100%	$4,733	100%	$7,869	100%

●	NPAs totaled $3.7 million, or 0.07% of total assets, at December 31, 2021, compared to $7.9 million, or 0.17% of total assets, at December 31, 2020, $4.7 million, or 0.09% of total assets, at September 30, 2021.

●	There were no foreclosed assets on the balance sheet at December 31, 2021, December 31, 2020, or September 30, 2021.

●	Classified assets decreased to $33.8 million, or 0.62% of total assets, at December 31, 2021, compared to $34.0 million, or 0.73% of total assets, at December 31, 2020, and increased from $31.9 million, or 0.58% of total assets, at September 30, 2021.

♦	The following table summarizes the distribution of deposits and the percentage of distribution in each category for the periods indicated:

DEPOSITS	December 31, 2021		September 30, 2021		December 31, 2020
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Demand, noninterest-bearing	$1,903,768	40%	$1,804,965	38%	$1,661,655	42%
Demand, interest-bearing	1,308,114	27%	1,141,944	24%	960,179	24%
Savings and money market	1,375,825	29%	1,600,754	34%	1,119,968	29%
Time deposits — under $250	38,734	1%	39,628	1%	45,027	1%
Time deposits — $250 and over	94,700	2%	103,046	2%	103,746	3%
CDARS — interest-bearing demand,
money market and time deposits	38,271	1%	36,044	1%	23,911	1%
Total deposits	$4,759,412	100%	$4,726,381	100%	$3,914,486	100%

●	Total deposits increased $844.9 million, or 22%, to $4.759 billion at December 31, 2021, compared to $3.914 billion at December 31, 2020, and increased $33.0 million, or 1%, from $4.726 billion at September 30, 2021.

●	Deposits, excluding all time deposits and CDARS deposits, increased $845.9 million, or 23%, to $4.588 billion at December 31, 2021, compared to $3.742 billion at December 31, 2020, and increased $40.0 million, or 1%, compared to $4.548 billion at September 30, 2021.

●	Total deposits at September 30, 2021 included $336 million of temporary deposits from one customer that were received late in the third quarter of 2021. The deposits from this customer decreased to $140 million at December 31, 2021.

♦	The Company’s consolidated capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded regulatory guidelines under the Basel III prompt corrective action (“PCA”) regulatory guidelines for a well-capitalized financial institution, and the Basel III minimum regulatory requirements at December 31, 2021, as reflected in the following table:

			Well-capitalized
			Financial
			Institution	Basel III
	Heritage	Heritage	Basel III PCA	Minimum
	Commerce	Bank of	Regulatory	Regulatory
CAPITAL RATIOS (unaudited)	Corp	Commerce	Guidelines	Requirement (1)
Total Capital	14.3%	13.7%	10.0%	10.5%
Tier 1 Capital	12.3%	12.8%	8.0%	8.5%
Common Equity Tier 1 Capital	12.3%	12.8%	6.5%	7.0%
Tier 1 Leverage	7.9%	8.2%	5.0%	4.0%

(1)	Basel III minimum regulatory requirements for both the Company and the Bank include a 2.5% capital conservation buffer, except the leverage ratio.

♦	The following table reflects the components of accumulated other comprehensive loss, net of taxes, for the periods indicated:

ACCUMULATED OTHER COMPREHENSIVE LOSS	December 31,	September 30,	December 31,
(in $000’s, unaudited)	2021	2021	2020
Unrealized gain on securities available-for-sale	$1,991	$2,435	$3,709
Remaining unamortized unrealized gain on securities
available-for-sale transferred to held-to-maturity	—	234	261
Split dollar insurance contracts liability	(5,480)	(6,143)	(6,140)
Supplemental executive retirement plan liability	(7,668)	(8,411)	(8,767)
Unrealized gain on interest-only strip from SBA loans	161	179	220
Total accumulated other comprehensive loss	$(10,996)	$(11,706)	$(10,717)

♦	Tangible equity was $416.7 million at December 31, 2021, compared to $393.6 million at December 31, 2020, and $408.1 million at September 30, 2021. Tangible book value per share was $6.91 at December 31, 2021, compared to $6.57 at December 31, 2020, and $6.77 at September 30, 2021.

Heritage Commerce Corp, a bank holding company established in October 1997, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Livermore, Los Altos, Los Gatos, Morgan Hill, Palo Alto, Pleasanton, Redwood City, San Francisco, San Jose, San Mateo, San Rafael, Sunnyvale, and Walnut Creek. Heritage Bank of Commerce is an SBA Preferred Lender. Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in San Jose, CA and provides business-essential working capital factoring financing to various industries throughout the United States. For more information, please visit www.heritagecommercecorp.com.

Forward-Looking Statement Disclaimer

These forward-looking statements are subject to various risks and uncertainties that may be outside our control and our actual results could differ materially from our projected results. Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and Exchange Commission (“SEC”), Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the following: (1) the effect of the COVID-19 pandemic, and other infectious illness outbreaks that may arise in the future, on our customers, employees, businesses, liquidity, and financial results; (2) current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; (3) effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; (4) our ability to anticipate interest rate changes and manage interest rate risk; (5) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources; (6) volatility in credit and equity markets and its effect on the global economy; (7) our ability to effectively compete with other banks and financial services companies and the effects of competition in the financial services industry on our business; (8) our ability to achieve loan growth and attract deposits; (9) risks associated with concentrations in real estate related loans; (10) the relative strength or weakness of the commercial and real estate markets where our borrowers are located, including related asset and market prices; (11) credit related impairment charges to our securities portfolio; (12) changes in the level of nonperforming assets and charge offs and other credit quality measures, and their impact on the adequacy of our allowance for credit losses and our provision for credit losses; (13) increased capital requirements for our continual growth or as imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; (14) regulatory limits on Heritage Bank of Commerce’s ability to pay dividends to the Company; (15) changes in our capital management policies, including those regarding business combinations, dividends, and share repurchases; (16) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; (17) our inability to attract, recruit, and retain qualified officers and other personnel could harm our ability to implement our strategic plan, impair our relationships with customers and adversely affect our business, results of operations and growth prospects; (18) possible adjustment of the valuation of our deferred tax assets; (19) our ability to keep pace with technological changes, including our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft; (20) inability of our framework to manage risks associated with our business, including operational risk and credit risk; (21) risks of loss of funding of Small Business Administration (“SBA”) or SBA loan programs, or changes in those programs; (22) compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities, accounting and tax matters; (23) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities; (24) effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (25) costs and effects of legal and regulatory developments, including resolution of regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (26) the expense and uncertain resolution of litigation matters whether occurring in the ordinary course of business or otherwise; (27) availability of and competition for acquisition opportunities; (28) risks resulting from domestic terrorism; (29) risks resulting from social unrest and protests: (30) risks of natural disasters (including earthquakes) and other events beyond our control; (31) changes in governmental policy and regulation, the Federal Reserve Board's efforts to provide liquidity to the financial system and provide credit to private commercial and municipal borrowers, and other programs designed to address the effects of the COVID-19 pandemic; (32) the Bank's participation as a lender in the PPP and similar programs and its effect on the Bank's liquidity, financial results, businesses and customers, including the ability of customers to comply with requirements and otherwise perform with respect to loans obtained under such programs; (33) our success in managing the risks involved in the foregoing factors.

Member FDIC

For additional information, contact:

Debbie Reuter

EVP, Corporate Secretary

Direct: (408) 494-4542

Debbie.Reuter@herbank.com

	For the Quarter Ended:			Percent Change From:		For the Year Ended:
CONSOLIDATED INCOME STATEMENTS	December 31,	September 30,	December 31,	September 30,	December 31,	December 31,	December 31,	Percent
(in $000’s, unaudited)	2021	2021	2020	2021	2020	2021	2020	Change
Interest income	$39,956	$39,907	$36,145	0%	11%	$153,256	$150,471	2%
Interest expense	1,847	1,725	1,940	7%	(5)%	7,131	8,581	(17)%
Net interest income before provision
for credit losses on loans	38,109	38,182	34,205	0%	11%	146,125	141,890	3%
Provision for (recapture of) credit losses on loans	(615)	(514)	(1,348)	(20)%	54%	(3,134)	13,233	(124)%
Net interest income after provision
for credit losses on loans	38,724	38,696	35,553	0%	9%	149,259	128,657	16%
Noninterest income:
Service charges and fees on deposit accounts	644	584	608	10%	6%	2,488	2,859	(13)%
Termination fees	618	32	24	1831%	2475%	797	89	796%
Gain on sales of SBA loans	491	594	372	(17)%	32%	1,718	839	105%
Increase in cash surrender value of
life insurance	454	470	465	(3)%	(2)%	1,838	1,845	0%
Servicing income	138	129	98	7%	41%	553	673	(18)%
Gain on proceeds from company owned life insurance	104	109	—	(5)%	N/A	675	20	3275%
Gain on sales of securities	—	—	7	N/A	(100)%	—	277	(100)%
Gain on the disposition of foreclosed assets	—	—	—	N/A	N/A	—	791	(100)%
Other	361	490	482	(26)%	(25)%	1,619	2,529	(36)%
Total noninterest income	2,810	2,408	2,056	17%	37%	9,688	9,922	(2)%
Noninterest expense:
Salaries and employee benefits	12,871	12,461	12,457	3%	3%	51,862	50,927	2%
Occupancy and equipment	2,366	2,151	2,197	10%	8%	9,038	8,018	13%
Professional fees	1,200	1,211	1,396	(1)%	(14)%	5,901	5,338	11%
Other	5,790	6,008	5,507	(4)%	5%	26,276	25,228	4%
Total noninterest expense	22,227	21,831	21,557	2%	3%	93,077	89,511	4%
Income before income taxes	19,307	19,273	16,052	0%	20%	65,870	49,068	34%
Income tax expense	5,342	5,555	4,429	(4)%	21%	18,170	13,769	32%
Net income	$13,965	$13,718	$11,623	2%	20%	$47,700	$35,299	35%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.23	$0.23	$0.19	0%	21%	$0.79	$0.59	34%
Diluted earnings per share	$0.23	$0.23	$0.19	0%	21%	$0.79	$0.59	34%
Weighted average shares outstanding - basic	60,298,424	60,220,717	59,616,951	0%	1%	60,133,821	59,478,343	1%
Weighted average shares outstanding - diluted	60,844,221	60,760,189	60,247,296	0%	1%	60,689,062	60,169,139	1%
Common shares outstanding at period-end	60,339,837	60,266,316	59,917,457	0%	1%	60,339,837	59,917,457	1%
Dividend per share	$0.13	$0.13	$0.13	0%	0%	$0.52	$0.52	0%
Book value per share	$9.91	$9.79	$9.64	1%	3%	$9.91	$9.64	3%
Tangible book value per share	$6.91	$6.77	$6.57	2%	5%	$6.91	$6.57	5%

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	9.35%	9.29%	7.99%	1%	17%	8.15%	6.12%	33%
Annualized return on average tangible equity	13.50%	13.49%	11.75%	0%	15%	11.86%	9.04%	31%
Annualized return on average assets	0.97%	1.06%	0.98%	(8)%	(1)%	0.92%	0.80%	15%
Annualized return on average tangible assets	1.00%	1.10%	1.02%	(9)%	(2)%	0.96%	0.83%	16%
Net interest margin (FTE)	2.84%	3.18%	3.15%	(11)%	(10)%	3.05%	3.50%	(13)%
Efficiency ratio	54.32%	53.78%	59.45%	1%	(9)%	59.74%	58.96%	1%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,695,136	$5,139,239	$4,703,154	11%	21%	$5,166,294	$4,434,329	17%
Average tangible assets	$5,513,359	$4,956,738	$4,518,279	11%	22%	$4,983,407	$4,248,090	17%
Average earning assets	$5,336,129	$4,778,574	$4,338,117	12%	23%	$4,805,630	$4,071,805	18%
Average loans held-for-sale	$4,047	$4,810	$2,772	(16)%	46%	$4,095	$3,459	18%
Average total loans	$2,872,074	$2,766,731	$2,652,019	4%	8%	$2,762,226	$2,628,036	5%
Average deposits	$4,945,204	$4,396,315	$3,980,017	12%	24%	$4,426,885	$3,719,896	19%
Average demand deposits - noninterest-bearing	$1,979,940	$1,835,219	$1,749,837	8%	13%	$1,834,909	$1,638,055	12%
Average interest-bearing deposits	$2,965,264	$2,561,096	$2,230,180	16%	33%	$2,591,976	$2,081,841	25%
Average interest-bearing liabilities	$3,005,212	$2,601,002	$2,269,960	16%	32%	$2,631,848	$2,121,621	24%
Average equity	$592,291	$586,012	$578,560	1%	2%	$585,156	$576,675	1%
Average tangible equity	$410,514	$403,511	$393,685	2%	4%	$402,269	$390,436	3%

	For the Quarter Ended:
CONSOLIDATED INCOME STATEMENTS	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2021	2021	2021	2021	2020
Interest income	$39,956	$39,907	$36,632	$36,761	$36,145
Interest expense	1,847	1,725	1,756	1,803	1,940
Net interest income before provision
for credit losses on loans	38,109	38,182	34,876	34,958	34,205
Provision for (recapture of) credit losses on loans	(615)	(514)	(493)	(1,512)	(1,348)
Net interest income after provision
for credit losses on loans	38,724	38,696	35,369	36,470	35,553
Noninterest income:
Service charges and fees on deposit accounts	644	584	659	601	608
Termination fees	618	32	57	90	24
Gain on sales of SBA loans	491	594	83	550	372
Increase in cash surrender value of
life insurance	454	470	458	456	465
Servicing income	138	129	104	182	98
Gain on proceeds from company owned life insurance	104	109	396	66	—
Gain on sales of securities	—	—	—	—	7
Other	361	490	412	356	482
Total noninterest income	2,810	2,408	2,169	2,301	2,056
Noninterest expense:
Salaries and employee benefits	12,871	12,461	12,572	13,958	12,457
Occupancy and equipment	2,366	2,151	2,247	2,274	2,197
Professional fees	1,200	1,211	1,771	1,719	1,396
Other	5,790	6,008	9,185	5,293	5,507
Total noninterest expense	22,227	21,831	25,775	23,244	21,557
Income before income taxes	19,307	19,273	11,763	15,527	16,052
Income tax expense	5,342	5,555	2,950	4,323	4,429
Net income	$13,965	$13,718	$8,813	$11,204	$11,623

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.23	$0.23	$0.15	$0.19	$0.19
Diluted earnings per share	$0.23	$0.23	$0.15	$0.19	$0.19
Weighted average shares outstanding - basic	60,298,424	60,220,717	60,089,327	59,926,816	59,616,951
Weighted average shares outstanding - diluted	60,844,221	60,760,189	60,730,141	60,404,213	60,247,296
Common shares outstanding at period-end	60,339,837	60,266,316	60,202,766	59,932,334	59,917,457
Dividend per share	$0.13	$0.13	$0.13	$0.13	$0.13
Book value per share	$9.91	$9.79	$9.69	$9.71	$9.64
Tangible book value per share	$6.91	$6.77	$6.65	$6.64	$6.57

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	9.35%	9.29%	6.06%	7.85%	7.99%
Annualized return on average tangible equity	13.50%	13.49%	8.84%	11.50%	11.75%
Annualized return on average assets	0.97%	1.06%	0.70%	0.95%	0.98%
Annualized return on average tangible assets	1.00%	1.10%	0.73%	0.99%	1.02%
Net interest margin (FTE)	2.84%	3.18%	3.00%	3.22%	3.15%
Efficiency ratio	54.32%	53.78%	69.58%	62.38%	59.45%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,695,136	$5,139,239	$5,047,097	$4,773,878	$4,703,154
Average tangible assets	$5,513,359	$4,956,738	$4,863,814	$4,589,861	$4,518,279
Average earning assets	$5,336,129	$4,778,574	$4,678,084	$4,419,963	$4,338,117
Average loans held-for-sale	$4,047	$4,810	$4,053	$3,458	$2,772
Average total loans	$2,872,074	$2,766,731	$2,790,368	$2,616,876	$2,652,019
Average deposits	$4,945,204	$4,396,315	$4,307,555	$4,048,953	$3,980,017
Average demand deposits - noninterest-bearing	$1,979,940	$1,835,219	$1,808,638	$1,712,903	$1,749,837
Average interest-bearing deposits	$2,965,264	$2,561,096	$2,498,917	$2,336,050	$2,230,180
Average interest-bearing liabilities	$3,005,212	$2,601,002	$2,538,747	$2,375,851	$2,269,960
Average equity	$592,291	$586,012	$583,009	$579,157	$578,560
Average tangible equity	$410,514	$403,511	$399,726	$395,140	$393,685

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	December 31,	September 30,	December 31,	September 30,	December 31,
(in $000’s, unaudited)	2021	2021	2020	2021	2020
ASSETS
Cash and due from banks	$15,703	$33,013	$30,598	(52)%	(49)%
Other investments and interest-bearing deposits
in other financial institutions	1,290,513	1,588,334	1,100,475	(19)%	17%
Securities available-for-sale, at fair value	102,252	121,000	235,774	(15)%	(57)%
Securities held-to-maturity, at amortized cost	658,397	537,285	297,389	23%	121%
Loans held-for-sale - SBA, including deferred costs	2,367	3,678	1,699	(36)%	39%
Loans:
Commercial	594,108	578,944	555,707	3%	7%
SBA PPP loans	88,726	164,506	290,679	(46)%	(69)%
Real estate:
CRE - owner occupied	595,934	580,624	560,362	3%	6%
CRE - non-owner occupied	902,326	829,022	693,103	9%	30%
Land and construction	147,855	141,277	144,594	5%	2%
Home equity	109,579	106,690	111,885	3%	(2)%
Multifamily	218,856	205,952	166,425	6%	32%
Residential mortgages	416,660	211,467	85,116	97%	390%
Consumer and other	16,744	20,106	18,116	(17)%	(8)%
Loans	3,090,788	2,838,588	2,625,987	9%	18%
Deferred loan fees, net	(3,462)	(5,729)	(6,726)	(40)%	(49)%
Total loans, net of deferred costs and fees	3,087,326	2,832,859	2,619,261	9%	18%
Allowance for credit losses on loans	(43,290)	(43,680)	(44,400)	(1)%	(3)%
Loans, net	3,044,036	2,789,179	2,574,861	9%	18%
Company-owned life insurance	77,589	77,509	77,523	0%	0%
Premises and equipment, net	9,639	9,821	10,459	(2)%	(8)%
Goodwill	167,631	167,631	167,631	0%	0%
Other intangible assets	13,668	14,423	16,664	(5)%	(18)%
Accrued interest receivable and other assets	117,614	121,129	121,041	(3)%	(3)%
Total assets	$5,499,409	$5,463,002	$4,634,114	1%	19%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,903,768	$1,804,965	$1,661,655	5%	15%
Demand, interest-bearing	1,308,114	1,141,944	960,179	15%	36%
Savings and money market	1,375,825	1,600,754	1,119,968	(14)%	23%
Time deposits-under $250	38,734	39,628	45,027	(2)%	(14)%
Time deposits-$250 and over	94,700	103,046	103,746	(8)%	(9)%
CDARS - money market and time deposits	38,271	36,044	23,911	6%	60%
Total deposits	4,759,412	4,726,381	3,914,486	1%	22%
Subordinated debt, net of issuance costs	39,925	39,878	39,740	0%	0%
Accrued interest payable and other liabilities	102,044	106,625	101,999	(4)%	0%
Total liabilities	4,901,381	4,872,884	4,056,225	1%	21%

Shareholders’ Equity:
Common stock	497,695	496,622	493,707	0%	1%
Retained earnings	111,329	105,202	94,899	6%	17%
Accumulated other comprehensive loss	(10,996)	(11,706)	(10,717)	6%	(3)%
Total shareholders' equity	598,028	590,118	577,889	1%	3%
Total liabilities and shareholders’ equity	$5,499,409	$5,463,002	$4,634,114	1%	19%

	End of Period:
CONSOLIDATED BALANCE SHEETS	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2021	2021	2021	2021	2020
ASSETS
Cash and due from banks	$15,703	$33,013	$41,904	$36,534	$30,598
Other investments and interest-bearing deposits
in other financial institutions	1,290,513	1,588,334	1,286,418	1,406,520	1,100,475
Securities available-for-sale, at fair value	102,252	121,000	145,955	196,718	235,774
Securities held-to-maturity, at amortized cost	658,397	537,285	421,286	306,535	297,389
Loans held-for-sale - SBA, including deferred costs	2,367	3,678	4,344	2,834	1,699
Loans:
Commercial	594,108	578,944	557,686	559,698	555,707
SBA PPP loans	88,726	164,506	286,461	349,744	290,679
Real estate:
CRE - owner occupied	595,934	580,624	583,091	568,637	560,362
CRE - non-owner occupied	902,326	829,022	742,135	700,117	693,103
Land and construction	147,855	141,277	129,426	159,504	144,594
Home equity	109,579	106,690	107,873	104,303	111,885
Multifamily	218,856	205,952	198,771	168,917	166,425
Residential mortgages	416,660	211,467	205,904	82,181	85,116
Consumer and other	16,744	20,106	21,519	19,872	18,116
Loans	3,090,788	2,838,588	2,832,866	2,712,973	2,625,987
Deferred loan fees, net	(3,462)	(5,729)	(8,070)	(8,266)	(6,726)
Total loans, net of deferred fees	3,087,326	2,832,859	2,824,796	2,704,707	2,619,261
Allowance for credit losses on loans	(43,290)	(43,680)	(43,956)	(44,296)	(44,400)
Loans, net	3,044,036	2,789,179	2,780,840	2,660,411	2,574,861
Company-owned life insurance	77,589	77,509	77,393	77,421	77,523
Premises and equipment, net	9,639	9,821	10,040	10,220	10,459
Goodwill	167,631	167,631	167,631	167,631	167,631
Other intangible assets	13,668	14,423	15,177	15,931	16,664
Accrued interest receivable and other assets	117,614	121,129	121,887	120,635	121,041
Total assets	$5,499,409	$5,463,002	$5,072,875	$5,001,390	$4,634,114

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,903,768	$1,804,965	$1,840,516	$1,813,962	$1,661,655
Demand, interest-bearing	1,308,114	1,141,944	1,140,867	1,101,807	960,179
Savings and money market	1,375,825	1,600,754	1,174,587	1,189,566	1,119,968
Time deposits-under $250	38,734	39,628	42,118	42,596	45,027
Time deposits-$250 and over	94,700	103,046	110,111	102,508	103,746
CDARS - money market and time deposits	38,271	36,044	36,273	28,663	23,911
Total deposits	4,759,412	4,726,381	4,344,472	4,279,102	3,914,486
Subordinated debt, net of issuance costs	39,925	39,878	39,832	39,786	39,740
Accrued interest payable and other liabilities	102,044	106,625	105,127	100,839	101,999
Total liabilities	4,901,381	4,872,884	4,489,431	4,419,727	4,056,225

Shareholders’ Equity:
Common stock	497,695	496,622	495,665	494,617	493,707
Retained earnings	111,329	105,202	99,311	98,314	94,899
Accumulated other comprehensive loss	(10,996)	(11,706)	(11,532)	(11,268)	(10,717)
Total shareholders' equity	598,028	590,118	583,444	581,663	577,889
Total liabilities and shareholders’ equity	$5,499,409	$5,463,002	$5,072,875	$5,001,390	$4,634,114

	End of Period:			Percent Change From:
CREDIT QUALITY DATA	December 31,	September 30,	December 31,	September 30,	December 31,
(in $000’s, unaudited)	2021	2021	2020	2021	2020
Nonaccrual loans - held-for-investment	$3,460	$4,091	$7,788	(15)%	(56)%
Restructured and loans over 90 days past due
and still accruing	278	642	81	(57)%	243%
Total nonperforming loans	3,738	4,733	7,869	(21)%	(52)%
Foreclosed assets	—	—	—	N/A	N/A
Total nonperforming assets	$3,738	$4,733	$7,869	(21)%	(52)%
Other restructured loans still accruing	$125	$90	$169	39%	(26)%
Net charge-offs (recoveries) during the quarter	$(225)	$(238)	$(326)	5%	31%
Provision for (recapture of) credit losses on loans during the quarter	$(615)	$(514)	$(1,348)	(20)%	54%
Allowance for credit losses on loans	$43,290	$43,680	$44,400	(1)%	(3)%
Classified assets	$33,846	$31,937	$34,028	6%	(1)%
Allowance for credit losses on loans to total loans	1.40%	1.54%	1.70%	(9)%	(18)%
Allowance for credit losses on loans to total nonperforming loans	1,158.11%	922.88%	564.24%	25%	105%
Nonperforming assets to total assets	0.07%	0.09%	0.17%	(22)%	(59)%
Nonperforming loans to total loans	0.12%	0.17%	0.30%	(29)%	(60)%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	7%	7%	7%	0%	0%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	7%	7%	7%	0%	0%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$416,729	$408,064	$393,594	2%	6%
Shareholders’ equity / total assets	10.87%	10.80%	12.47%	1%	(13)%
Tangible common equity / tangible assets (2)	7.84%	7.73%	8.85%	1%	(11)%
Loan to deposit ratio	64.87%	59.94%	66.91%	8%	(3)%
Noninterest-bearing deposits / total deposits	40.00%	38.19%	42.45%	5%	(6)%
Total capital ratio	14.3%	15.1%	16.5%	(5)%	(13)%
Tier 1 capital ratio	12.3%	12.9%	14.0%	(5)%	(12)%
Common Equity Tier 1 capital ratio	12.3%	12.9%	14.0%	(5)%	(12)%
Tier 1 leverage ratio	7.9%	8.6%	9.1%	(8)%	(13)%
Heritage Bank of Commerce:
Total capital ratio	13.7%	14.5%	15.8%	(6)%	(13)%
Tier 1 capital ratio	12.8%	13.5%	14.6%	(5)%	(12)%
Common Equity Tier 1 capital ratio	12.8%	13.5%	14.6%	(5)%	(12)%
Tier 1 leverage ratio	8.2%	9.0%	9.5%	(9)%	(14)%

(1)	Represents shareholders' equity minus goodwill and other intangible assets
(2)	Represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	End of Period:
CREDIT QUALITY DATA	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2021	2021	2021	2021	2020
Nonaccrual loans - held-for-investment	$3,460	$4,091	$5,291	$5,542	$7,788
Restructured and loans over 90 days past due
and still accruing	278	642	889	51	81
Total nonperforming loans	3,738	4,733	6,180	5,593	7,869
Foreclosed assets	—	—	—	—	—
Total nonperforming assets	$3,738	$4,733	$6,180	$5,593	$7,869
Other restructured loans still accruing	$125	$90	$93	$152	$169
Net charge-offs (recoveries) during the quarter	$(225)	$(238)	$(153)	$(1,408)	$(326)
Provision for (recapture of) credit losses on loans during the quarter	$(615)	$(514)	$(493)	$(1,512)	$(1,348)
Allowance for credit losses on loans	$43,290	$43,680	$43,956	$44,296	$44,400
Classified assets	$33,846	$31,937	$32,402	$33,420	$34,028
Allowance for credit losses on loans to total loans	1.40%	1.54%	1.56%	1.64%	1.70%
Allowance for credit losses on loans to total nonperforming loans	1,158.11%	922.88%	711.26%	791.99%	564.24%
Nonperforming assets to total assets	0.07%	0.09%	0.12%	0.11%	0.17%
Nonperforming loans to total loans	0.12%	0.17%	0.22%	0.21%	0.30%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	7%	7%	7%	7%	7%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	7%	7%	7%	7%	7%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$416,729	$408,064	$400,636	$398,101	$393,594
Shareholders’ equity / total assets	10.87%	10.80%	11.50%	11.63%	12.47%
Tangible common equity / tangible assets (2)	7.84%	7.73%	8.19%	8.26%	8.85%
Loan to deposit ratio	64.87%	59.94%	65.02%	63.21%	66.91%
Noninterest-bearing deposits / total deposits	40.00%	38.19%	42.36%	42.39%	42.45%
Total capital ratio	14.3%	15.1%	15.6%	16.5%	16.5%
Tier 1 capital ratio	12.3%	12.9%	13.3%	14.0%	14.0%
Common Equity Tier 1 capital ratio	12.3%	12.9%	13.3%	14.0%	14.0%
Tier 1 leverage ratio	7.9%	8.6%	8.6%	9.1%	9.1%
Heritage Bank of Commerce:
Total capital ratio	13.7%	14.5%	15.0%	15.8%	15.8%
Tier 1 capital ratio	12.8%	13.5%	13.9%	14.7%	14.6%
Common Equity Tier 1 capital ratio	12.8%	13.5%	13.9%	14.7%	14.6%
Tier 1 leverage ratio	8.2%	9.0%	9.0%	9.5%	9.5%

(1)	Represents shareholders' equity minus goodwill and other intangible assets
(2)	Represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	For the Quarter Ended			For the Quarter Ended
	December 31, 2021			December 31, 2020
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$2,876,121	$35,762	4.93%	$2,654,791	$32,907	4.93%
Securities - taxable	660,663	2,686	1.61%	482,951	2,053	1.69%
Securities - exempt from Federal tax (3)	54,965	457	3.30%	70,318	570	3.22%
Other investments and interest-bearing deposits
in other financial institutions	1,744,380	1,147	0.26%	1,130,057	735	0.26%
Total interest earning assets (3)	5,336,129	40,052	2.98%	4,338,117	36,265	3.33%
Cash and due from banks	38,178			42,861
Premises and equipment, net	9,755			10,387
Goodwill and other intangible assets	181,777			184,875
Other assets	129,297			126,914
Total assets	$5,695,136			$4,703,154

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,979,940			$1,749,837

Demand, interest-bearing	1,346,878	559	0.16%	939,203	462	0.20%
Savings and money market	1,451,230	582	0.16%	1,121,636	674	0.24%
Time deposits - under $100	13,766	5	0.14%	16,748	11	0.26%
Time deposits - $100 and over	118,089	116	0.39%	131,740	208	0.63%
CDARS - money market and time deposits	35,301	2	0.02%	20,853	1	0.02%
Total interest-bearing deposits	2,965,264	1,264	0.17%	2,230,180	1,356	0.24%
Total deposits	4,945,204	1,264	0.10%	3,980,017	1,356	0.14%

Subordinated debt, net of issuance costs	39,896	583	5.80%	39,710	583	5.84%
Short-term borrowings	52	—	0.00%	70	1	5.68%
Total interest-bearing liabilities	3,005,212	1,847	0.24%	2,269,960	1,940	0.34%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,985,152	1,847	0.15%	4,019,797	1,940	0.19%
Other liabilities	117,693			104,797
Total liabilities	5,102,845			4,124,594
Shareholders’ equity	592,291			578,560
Total liabilities and shareholders’ equity	$5,695,136			$4,703,154

Net interest income (3) / margin		38,205	2.84%		34,325	3.15%
Less tax equivalent adjustment (3)		(96)			(120)
Net interest income		$38,109			$34,205

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $2,567,000 for the fourth quarter of 2021 (of which $2,211,000 was from PPP loans), compared to $2,120,000 for the fourth quarter of 2020 (of which $1,935,000 was from PPP loans). Prepayment fees totaled $397,000 for the fourth quarter of 2021, compared to $257,000 for the fourth quarter of 2020.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.

	For the Quarter Ended			For the Quarter Ended
	December 31, 2021			September 30, 2021
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$2,876,121	$35,762	4.93%	$2,771,541	$36,207	5.18%
Securities - taxable	660,663	2,686	1.61%	557,890	2,320	1.65%
Securities - exempt from Federal tax (3)	54,965	457	3.30%	58,679	485	3.28%
Other investments and interest-bearing deposits
in other financial institutions	1,744,380	1,147	0.26%	1,390,464	998	0.28%
Total interest earning assets (3)	5,336,129	40,052	2.98%	4,778,574	40,010	3.32%
Cash and due from banks	38,178			37,963
Premises and equipment, net	9,755			9,962
Goodwill and other intangible assets	181,777			182,501
Other assets	129,297			130,239
Total assets	$5,695,136			$5,139,239

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,979,940			$1,835,219

Demand, interest-bearing	1,346,878	559	0.16%	1,142,762	473	0.16%
Savings and money market	1,451,230	582	0.16%	1,234,109	513	0.16%
Time deposits - under $100	13,766	5	0.14%	14,721	7	0.19%
Time deposits - $100 and over	118,089	116	0.39%	132,247	147	0.44%
CDARS - money market and time deposits	35,301	2	0.02%	37,257	1	0.01%
Total interest-bearing deposits	2,965,264	1,264	0.17%	2,561,096	1,141	0.18%
Total deposits	4,945,204	1,264	0.10%	4,396,315	1,141	0.10%

Subordinated debt, net of issuance costs	39,896	583	5.80%	39,851	583	5.80%
Short-term borrowings	52	—	0.00%	55	1	7.21%
Total interest-bearing liabilities	3,005,212	1,847	0.24%	2,601,002	1,725	0.26%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,985,152	1,847	0.15%	4,436,221	1,725	0.15%
Other liabilities	117,693			117,006
Total liabilities	5,102,845			4,553,227
Shareholders’ equity	592,291			586,012
Total liabilities and shareholders’ equity	$5,695,136			$5,139,239

Net interest income (3) / margin		38,205	2.84%		38,285	3.18%
Less tax equivalent adjustment (3)		(96)			(103)
Net interest income		$38,109			$38,182

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $2,567,000 for the fourth quarter of 2021 (of which $2,211,000 was from PPP loans), compared to $2,809,000 for the third quarter of 2021 (of which $2,508,000 was from PPP loans). Prepayment fees totaled $397,000 for the fourth quarter of 2021, compared to $1,282,000 for the third quarter of 2021.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.

	For the Year Ended			For the Year Ended
	December 31, 2021			December 31, 2020
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$2,766,321	$139,244	5.03%	$2,631,495	$133,169	5.06%
Securities - taxable	534,387	8,678	1.62%	578,506	11,637	2.01%
Securities - exempt from Federal tax (3)	60,566	1,995	3.29%	74,849	2,415	3.23%
Other investments, interest-bearing deposits in other
financial institutions and Federal funds sold	1,444,356	3,758	0.26%	786,955	3,757	0.48%
Total interest earning assets (3)	4,805,630	153,675	3.20%	4,071,805	150,978	3.71%
Cash and due from banks	39,841			40,401
Premises and equipment, net	10,056			9,497
Goodwill and other intangible assets	182,887			186,239
Other assets	127,880			126,387
Total assets	$5,166,294			$4,434,329

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,834,909			$1,638,055

Demand, interest-bearing	1,164,556	1,988	0.17%	891,513	2,035	0.23%
Savings and money market	1,251,438	2,195	0.18%	1,026,319	3,144	0.31%
Time deposits - under $100	14,924	29	0.19%	17,659	67	0.38%
Time deposits - $100 and over	128,753	598	0.46%	128,461	1,009	0.79%
CDARS - money market and time deposits	32,305	6	0.02%	17,889	5	0.03%
Total interest-bearing deposits	2,591,976	4,816	0.19%	2,081,841	6,260	0.30%
Total deposits	4,426,885	4,816	0.11%	3,719,896	6,260	0.17%

Subordinated debt, net of issuance costs	39,827	2,314	5.81%	39,641	2,320	5.85%
Short-term borrowings	45	1	2.22%	139	1	0.72%
Total interest-bearing liabilities	2,631,848	7,131	0.27%	2,121,621	8,581	0.40%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,466,757	7,131	0.16%	3,759,676	8,581	0.23%
Other liabilities	114,381			97,978
Total liabilities	4,581,138			3,857,654
Shareholders’ equity	585,156			576,675
Total liabilities and shareholders’ equity	$5,166,294			$4,434,329

Net interest income (3) / margin		146,544	3.05%		142,397	3.50%
Less tax equivalent adjustment (3)		(419)			(507)
Net interest income		$146,125			$141,890

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $11,257,000 for the year ended December 31, 2021 (of which $9,995,000 was from PPP loans), compared to $4,473,000 for the year ended December 31, 2020 (of which $3,877,000 was from PPP loans). Prepayment fees totaled $2,700,000 for the year ended December 31, 2021, compared to $1,121,000 for the year ended December 31, 2020.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.